UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2012

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 14, 2012, Pacific Biosciences of California, Inc. (the “Company”) entered into letter agreements with each of Michael Hunkapiller, the Company’s Chairman, President and Chief Executive Officer, and Susan K. Barnes, the Company’s Executive Vice President and Chief Financial Officer, to provide that Dr. Hunkapiller and Ms. Barnes will each receive a base salary of $1 per year commencing January 1, 2013 through December 31, 2013 (the “Salary Reduction”). Dr. Hunkapiller and Ms. Barnes also waived 100% of the amount of any bonus otherwise payable by the Company to them with respect to the calendar year 2012 performance period. For purposes of any salary severance that Dr. Hunkapiller and Ms. Barnes may be entitled to as a result of a change of control, such severance will be determined without regard to the Salary Reduction and instead will be calculated based on their respective base salaries in effect immediately prior to the effectiveness of the Salary Reduction.

The foregoing summary of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the letter agreements filed herewith as exhibits to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

10.1	Letter Agreement between the Company and Michael Hunkapiller, dated December 14, 2012

10.2	Letter Agreement between the Company and Susan K. Barnes, dated December 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Vice President and Principal Accounting Officer

Date: December 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between the Company and Michael Hunkapiller, dated December 14, 2012

10.2	Letter Agreement between the Company and Susan K. Barnes, dated December 14, 2012